UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2017 (September 27, 2017)

MOODY NATIONAL REIT II, INC. as successor to

MOODY NATIONAL REIT I, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55200 (Commission File Number)	26-1812865 (I.R.S. Employer Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas  77057

(Address of principal executive offices, including zip code)

(713) 977-7500

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

This Current Report on Form 8-K is being filed in connection with the completion (the “Closing”) on September 27, 2017 of the following previously announced transactions: (i) the merger (the “REIT Merger”) of Moody National REIT I, Inc. (“the Company”) with and into Moody Merger Sub, LLC (“Merger Sub”), a wholly owned subsidiary of Moody National REIT II, Inc. (“Moody II”) and (ii) the merger (the “Partnership Merger”) of Moody National Operating Partnership I, L.P., the Company’s operating partnership, with and into Moody National Operating Partnership II, LP (“Moody II OP”), the operating partnership of Moody II, with Moody II OP surviving the Partnership Merger as the “Surviving Partnership.” (The REIT Merger and the Partnership Merger are referred to together as the “Mergers.”)

The Mergers were completed pursuant to an Agreement and Plan of Merger dated as of November 16, 2016, as amended by Amendment No. 1 thereto dated as of August 9, 2017 (the “Merger Agreement”), by and among the Company, Moody I OP, Moody National Advisor I, LLC, Moody II, Moody II OP, Merger Sub and Moody National Advisor II, LLC.

Item 3.03. Material Modification to Rights of Security Holders.

At the REIT Merger Effective Time (as defined below), each share of common stock, par value $0.01 per share (“Company Common Stock”), of the Company that was issued and outstanding immediately prior to the REIT Merger Effective Time was converted into the right to receive either (i) 0.41 shares of Class A common stock of Moody II (plus cash in lieu of any fractional shares of Moody II) or (ii) $10.25 in cash. At the Partnership Merger Effective Time (as defined below), each outstanding unit of limited partnership interest in Moody I OP was automatically cancelled and retired, and converted into the right to receive 0.41 units of Class A limited partnership interests in the Surviving Partnership. Each unit of limited partnership interest in Moody I OP designated as a special partnership unit was automatically cancelled and retired and ceased to exist. Each outstanding unit of limited partnership interest in Moody II OP remained as one unit of Class A limited partnership interest in the Surviving Partnership and each special limited partnership unit of Moody II OP remained as one special limited partnership unit of the Surviving Partnership.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introduction to this Current Report on Form 8-K is incorporated into this Item 5.01 by reference. As noted above, the Mergers were completed on September 27, 2017. The REIT Merger became effective at 12:44 p.m. (the “REIT Merger Effective Time”) pursuant to a Certificate of Merger filed with the Secretary of State of the State of Delaware the (“DE SOS”) with an effective date of September 27, 2017 and Articles of Merger filed with State Department of Assessments and Taxation of Maryland (the “SDAT”) with an effective date of September 27, 2017. Also on September 27, 2017, following the REIT Merger, Merger Sub was merged with and into Moody II pursuant to a “short form” merger under Maryland law (such transaction, the “Subsidiary Merger”). The Subsidiary Merger became effective at 2:17 p.m. pursuant to Articles of Merger Filed with the SDAT and Certificate of Merger filed with the DE SOS each with an effective date of September 27, 2017.

The Partnership Merger became effective at 1:01 p.m. (the “Partnership Merger Effective Time”) pursuant to the Certificate of Merger filed with the DE SOS with an effective date of September 27, 2017.

A total of approximately 3.65 million shares of Class A common stock of Moody II will be issued and a total of approximately $44.7 million of cash will be paid to former stockholders of the Company in connection with the REIT Merger, and former stockholders of the Company will own approximately 43% of the diluted common equity of Moody II.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 17, 2016 and Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 9, 2017, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2017.

The Company and Moody II were each sponsored by Moody National REIT Sponsor, LLC (“Moody National Sponsor”). Moody National Sponsor and its affiliates provides investment and advisory services to Moody II, and previously provided such services to the Company, pursuant to written advisory agreements.

Termination Agreement

Concurrently with the entry into the Merger Agreement, the Company, Moody II, Moody I OP, Moody I Advisor, Moody National Realty Company, LP (“Moody National Realty”) and Moody OP Holdings I, LLC (“OP Holdings”), the holder of all of the outstanding special partnership units in Moody I OP, entered into a termination agreement (the “Termination Agreement”). Pursuant to the Termination Agreement, at the Merger Effective Time, the amended and restated advisory agreement, dated August 14, 2009, among Moody I, Moody I OP, Moody I Advisor and Moody National (the “Moody I Advisory Agreement”) was terminated and Moody I subsequently paid Moody I Advisor a payment of $5,580,685 (the “Moody I Advisor Payment”). The Moody I Advisor Payment was a negotiated amount that represents a reduction in the disposition fee to which the Moody I Advisor could have been entitled and a waiver of any other fees that the Moody I Advisor would have been due under the Moody I Advisory Agreement in connection with the REIT Merger. In addition, pursuant to the Termination Agreement, Moody I OP paid $613,751 to OP Holdings, which amount was the promote payment to which OP Holdings was entitled under the terms of the limited partnership agreement.

The foregoing description of the material relationships between Moody National Realty and its affiliates and the parties to the agreements described in this Current Report on Form 8-K is qualified in its entirety by reference to the “The Merger – Interests of Moody I and Moody II Directors and Executive Officers in the Merger” section of the Proxy Statement/Prospectus filed with the SEC by Moody II on April 11, 2017.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2017, prior to the Closing, the Company filed an amendment to its charter (the “Charter Amendment”) removing from the Company’s charter certain provisions that would otherwise impose certain appraisal requirements with respect to the REIT Merger. The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report.

Item 8.01. Other Events.

Notice of Termination of Distribution Reinvestment Plan

In connection with the Mergers, on September 27, 2017, the Company’s board of directors (the “Board”) terminated the Company’s distribution reinvestment plan, effective immediately.

Notice of Termination of Share Repurchase Program

In connection with the Mergers, on September 27, 2017, the Board terminated the Company’s share redemption program, effective immediately.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment to the Second Articles of Amendment and Restatement of Moody National REIT I, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by termination the undersigned thereunto duly authorized.

Date: September 28, 2017	MOODY NATIONAL REIT II, INC., as successor to MOODY NATIONAL REIT I, Inc.

	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President